                                                                     EXHIBIT 4.2

                           U.S. TRADE FUNDING CORP.

                         SUPPLEMENTAL TRUST AGREEMENT

     This Supplemental Trust Agreement, dated as of October 1, 1996 (referred to herein as this "Supplement"), is made by and among U.S. Trade Funding Corp., a Delaware corporation (the "Company"), LaSalle National Bank, a national banking association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands and acting through its Chicago Branch (the "Servicer").

                             PRELIMINARY STATEMENT

     This Supplement incorporates by reference the Standard Terms and Conditions of Trust Agreement, dated as of January 1, 1995 attached hereto as Appendix A (the "Standard Terms of Trust Agreement"), and together this Supplement and the Standard Terms of Trust Agreement form the Trust Agreement entered into to effect the financing described below.

     The Trust is being created for the primary purposes of (i) acquiring from the Company and holding two (2) promissory notes (each constituting a "Loan Note" under the Trust Agreement), each converted from a floating to a fixed rate of interest and reissued and dated the date of conversion, and originally issued by the Borrower (as defined herein) to ABN AMRO Bank N.V. (in such capacity, the "Seller") in the principal amounts of $50,952,326.31 and $50,719,872.97 and (ii) issuing the Securities. The Company has the right to acquire the Loan Notes from the Seller pursuant to that certain Purchase Agreement dated as of January 1, 1995 between the Company and the Seller. The principal amount of each of the Loan Notes is payable in 24 installments of principal, such installments to be paid on February 15 and August 15 of each year, commencing February 15, 1997 and having a final maturity of August 15, 2008. The payments of principal of and interest (at the Guaranteed Interest Rate as defined in the Guarantee Agreement hereinafter referred to) on the Loan Notes are guaranteed by the Export-Import Bank of the United States ("Eximbank"), an agency of the government of the United States of America, under the Guarantee Agreement (as defined herein), which guarantee is backed by the full faith and credit of the United States of America.

     The beneficial interests in the Trust shall be evidenced by the Securities. All covenants and agreements made by the Company, the Trustee and the Servicer herein are for the benefit of the holders of the Securities.

     All things necessary to make the Trust Agreement a valid agreement of the Company, the Trustee and the Servicer in accordance with its terms have been done.

                                GRANTING CLAUSE

     In consideration of the Trustee's delivery to, or upon the order of, the Company of authenticated Securities, in authorized denominations in an aggregate Imputed Principal

Amount equal to the amount specified in the Preliminary Statement of this Supplement, the Company hereby sells, transfers, assigns and conveys, without recourse, to the Trustee, upon the terms and conditions hereof, all of its right title and interest in and to the Loans, Loan Notes, Loan Documents, the Liquidity Facility and other assets, all as identified on Schedule I hereto (the "Trust Estate"). The sale, transfer, assignment and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Trustee or any Holder of any remaining obligation of the Company to the Borrower or any other Person in connection with the Loans and the rest of the Trust Estate or any agreement document or instrument related thereto.

     The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required to the best of its ability to the end that the interests of the Holders may be adequately and effectively protected.

                                  ARTICLE ONE

                      SPECIFIC DEFINITIONS AND PROVISIONS

     Section 1.01. Definitions. The Standard Terms of Trust Agreement provide that certain terms used in the Trust Agreement shall be defined in this Supplement. All other terms used in the Trust Agreement have the applicable meanings assigned to them in the Standard Terms of Trust Agreement. With respect to this Issue of Securities, the following definitions shall apply:

     "Assignment": shall mean, with respect to a Loan Note, the Assignment executed by the Trustee and delivered by the Trustee (or by the Servicer on behalf of the Trustee), on behalf of the Trust, to Eximbank as provided in Sections 4.02(d), (e), and (f) in substantially the form of Annex C to the Guarantee Agreement.

     "Borrower" or "Borrowers": shall mean YA96A Limited, a company incorporated under the laws of the Cayman Islands and having its registered office at Ugland House, South Church Street, P.O. Box 309, Grand Cayman, Cayman Islands, British West Indies.

     "Business Day": shall mean a day which is not a Saturday or Sunday and a day on which banks are open for the transaction of business in Chicago, Illinois and New York, New York.

     "Collection Period": shall mean, for any Security, the period from and including the day immediately following the most recent relevant Payment Date (or, with respect to the initial Payment Date, from and after the Delivery Date) to and including the next succeeding relevant Payment Date.

     "Corporate Trust Office": shall mean the office of the Trustee located at 135 S. LaSalle Street, Chicago, Illinois 60603.

     "Credit Enhancement":  shall mean the Guarantee Agreement.

     "Cut-Off Date": shall mean the last day of any Collection Period.

     "Delivery Date":  shall mean October 25, 1996.

     "DTC": means The Depository Trust Company, a limited-purpose trust company organized under the laws of the State of New York, as depository of the Securities, and any successor depository of the Securities.

     "DTC Letter": means the letter of representations executed by the Trustee on behalf of the Trust and acknowledged by DTC substantially in the form of Exhibit F hereto.

     "DTC Participants": means the securities brokers and dealers, banks, trust companies, clearing corporations and other organizations which participate in or have access to DTC's system for the electronic clearance and settlement of securities transactions.

     "Eximbank": shall mean Export-Import Bank of the United States, or any successor thereto.

     "Eximbank Payment Certificate": shall mean the certificate, in substantially the form of Annex D to the Guarantee Agreement, issued by Eximbank to the Trust on behalf of the Holders in accordance with the Guarantee Agreement, pursuant to which Eximbank agrees to make timely payments to the Trust on behalf of the Holders of the Guaranteed Amounts due on the Loan Notes, on each subsequent related Note Payment Date, until the scheduled maturity thereof.

     "Eximbank Payment Demand Date": shall mean, with respect to a Loan Note and in connection with the failure of the Borrower to pay in full on the relevant Note Payment Date an installment of principal or interest on such Loan Note, the first Business Day occurring on or after the later of (i) fifteen (15) calendar days following the date upon which the Trustee (or the Servicer on behalf of the Trustee) has delivered a Payment Demand to the Borrower, the Lessee and the Industrial and Commercial Bank of China in accordance with the provisions of the Servicing Agreement and Guarantee Agreement and (ii) thirty
(30) calendar days following such Note Payment Date.

     "Eximbank Payment Event": shall have the meaning set forth in Section 4.02(f).

     "Guarantee": shall mean the obligation of Eximbank, pursuant to and subject to the terms and conditions of the Guarantee Agreement, to make payment of (i) the outstanding principal amount of each Loan Note, (ii) the accrued interest on the outstanding principal amount of each Loan Note at the Guaranteed Interest Rate and (iii) the accrued post-maturity interest on any due and unpaid principal of, and any due and unpaid accrued interest on, each Loan Note at the applicable Guaranteed Interest Rate for such Loan Note.

     "Guarantee Agreement": shall mean the Guarantee Agreement dated as of September 11, 1996, between the Seller (as Facility Agent) and Eximbank, relating to the Loan Notes, as amended, supplemented or otherwise modified and in effect from time to time in accordance with its terms.

     "Guaranteed Amounts": shall mean the "Guaranteed Amounts" as defined in the Guarantee Agreement.

     "Guaranteed Interest Rate": shall have the meaning assigned to such term in the Guarantee Agreement.

     "Guaranteed Loan Agreement": shall mean the Guaranteed Loan Agreement dated as of August 27, 1996 by and among the Borrower, the Lenders (as defined therein), the Seller (as Facility Agent), Eximbank and Wilmington Trust Company (as Security Trustee).

     "Imputed Interest Amount": shall mean an amount determined as of any Payment Date equal to the amount of interest scheduled to be paid on the Loan Notes on the related Note Payment Date, and as of any other date, the aggregate amount of Imputed Interest due and outstanding on such date.

     "Interest Rate":  shall mean the Guaranteed Interest Rate.

     "Lessee": shall mean China Yunnan Airlines, a state-owned legal entity organized and existing under the laws of the People's Republic of China.

     "Level 1 Parties": shall mean the Holders of the 6.75% Trade Trust Series 1996-A Certificates.

     "Liquidity Facility": shall mean that certain Irrevocable Revolving Credit Agreement dated as of January 1, 1995, among the Liquidity Provider, the Servicer, the Company and the Trustee in favor of the Trustee, or any Replacement Facility.

     "Liquidity Provider": means ABN AMRO Bank N.V., in its capacity as Lender under (and as defined in) the Liquidity Facility, or any successor Liquidity Provider.

     "Minimum Denomination":  shall mean $100,000.

     "Mortgage": shall mean the mortgage on the relevant aircraft securing the Loan Notes in favor of Wilmington Trust Company, as security trustee.

     "Note Payment Date": shall mean the scheduled dates under the Loan Notes for payments of principal and/or interest thereon. The Loan Notes, on the Delivery Date, have Note Payment Dates on February 15 and August 15 of each year and if any of such dates are not a Business Day, such Note Payment Date shall be the next succeeding Business Day, provided that if August 15, 2008 shall not be a Business Day, such Note Payment Date shall be the next preceding Business Day.

     "Payment Date": shall mean the dates upon which Distributions are required to be made on the Securities, which shall be February 15 and August 15 of each year, commencing with February 15, 1997 or if any of such Payment Dates are not a Business Day, the Payment Date shall be the next succeeding Business Day, provided that if August 15, 2008 shall not be a Business Day, such Payment Date shall be the next preceding Business Day.

     "Payment Demand": shall mean any written demand, delivered by the Trustee (or by the Servicer on behalf of the Trustee for the benefit of the Trust) as provided in the Servicing Agreement, executed by an authorized officer of the Trustee, and addressed to the Borrower, the Lessee, the Industrial and Commercial Bank of China or Eximbank, for payment of amounts due and unpaid under any Loan Note, the guarantee issued by the Industrial and Commercial Bank of China to Eximbank, or the Guarantee, as the case may be, substantially in the forms attached as Exhibit C hereto (in the case of the Borrower and the Lessee), Exhibit D hereto (in the case of the Industrial and Commercial Bank of China) and Exhibit E hereto (in the case of Eximbank).

     "Rating Agency": shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies or any successor.

     "Record Date": shall mean, in respect of any Payment Date, the fifteenth day preceding such Payment Date, and in respect of any other event, the fifteenth day preceding the occurrence of such event.

     "Replacement Facility": shall mean a replacement irrevocable liquidity facility substantially identical to the initial Liquidity Facility and issued by an institution with a short-term unsecured debt rating of A-1+ by the Rating Agency and which is acceptable to Eximbank.

     "Required Rating": shall mean a minimum rating in respect of the Securities of "AAA" by the Rating Agency.

     "Servicer Remittance Date":  shall mean the related Payment Date.

     "Servicer Remittance Report": shall mean the report required to be delivered by the Servicer to the Trustee substantially in the form attached hereto as Exhibit B.

     "Servicing Agreement": means the Servicing Agreement dated as of January 1, 1995 among the Company, the Servicer and the Trustee.

     "Special Payment Date": means the date on which there shall have been deposited in the Revenue Account an amount, derived from collections in respect of a Loan Note (and/or related Guarantee) as to which an Advance (as defined in the related Liquidity Facility) has been made and remains outstanding, sufficient to pay the principal amount of such Advance together with accrued interest thereon to the Special Payment Date as provided in the Liquidity Facility.

     "Stated Maturity":  shall mean August 15, 2008.

     "Transfer Agreement": means the Transfer Agreement dated as of October 1, 1996 among the Borrower, ABN AMRO Bank N.V., as Facility Agent and Lender, and the Trustee, in substantially the form attached as Appendix 4 to the Loan Agreement.

     "Underwriting Agreement": shall mean that certain Underwriting Agreement, dated October 25, 1996 by and between ABN AMRO Securities (USA) Inc., as Underwriter and the Company.

     Section 1.02. The Standard Terms of Trust Agreement provide that certain accounts required to be established by the Trustee for this Issue of Securities will be more specifically identified in this Supplement. Accordingly, the following is a list of such accounts:

          (a) The Distribution Account is established with LaSalle National Bank, Account Number: 677635401.

          (b) One (1) Level 1 Interest Account is established as a sub-account of the Distribution Account with LaSalle National Bank, Account Number:
     677635419.

          (c)  No Level 2 or lower priority Interest Accounts are established.

          (d) One (1) Level 1 Principal Account is established, as a sub-account of the Distribution Account, with LaSalle National Bank, Account Number: 677635427.

          (e)  No Level 2 or lower priority Principal Account is established.

          (f) The Revenue Account is established with LaSalle National Bank, Account Number: 677635435.

     Section 1.03.  Addresses for Notices.

          (a) The address to which notices under the Trust Agreement should be mailed to the Trustee is LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603 - Attention: Corporate Trust Department;

          (b) The address to which notices under the Trust Agreement should be mailed to the Servicer is ABN AMRO Bank N.V., Chicago Branch, 135 South LaSalle Street, Chicago, Illinois 60603 - Attention: Structured Trade Finance, Suite 725.

                                  ARTICLE TWO

                              FORM OF SECURITIES

     Section 2.01. The Securities shall be in substantially the form of Exhibit A hereto, which form is hereby incorporated in and made a part of this Supplement.

                                 ARTICLE THREE

                        APPLICATION OF MONEYS COLLECTED

     Section 3.01. Notwithstanding any provisions of the Standard Terms and Conditions of Trust Agreement to the contrary (including without limitation
Section 8.07(b) thereof), any money deposited in the Revenue Account and to be distributed to the Distribution Account and Payment Accounts in accordance with the Standard Terms and Conditions of Trust Agreement shall be applied for distribution in the following order of priority (and the Servicer Remittance Report shall so reflect such allocation):

          First: To the payment of all amounts due to the Liquidity Provider in respect of outstanding principal and interest on Advances (as defined in the Liquidity Agreement), (but only to the extent that the proceeds of such Advances have been used to pay Certificateholders amounts due them on the most recent Payment Date).

          Second: To the payment of amounts due in respect of the Imputed Interest Amount (but not Imputed Interest Amounts related to default interest on Loan Notes) on the Securities.

          Third: To the payment of amounts due in respect of the Imputed Principal Amount of the Securities.

          Fourth: To the payment of amounts due in respect of the Imputed Interest Amount related to default interest on unpaid principal and interest on Loan Notes.

          Fifth: To the payment of any supplemental fee due the Liquidity Provider pursuant to Section 2.06(b) of the Liquidity Facility.

Notwithstanding any provisions of the Standard Terms and Conditions to the contrary (including without limitation Section 8.07 thereof), any other obligations, payments, debts, liens or encumbrances created hereunder or under any other agreement or document shall in all events be subordinate and junior to the rights of Holders to receive payments of principal and interest with respect to the Certificates.

                                 ARTICLE FOUR

                  MODIFICATIONS AND SUPPLEMENTS TO PROVISIONS
                                      OF
                       STANDARD TERMS OF TRUST AGREEMENT

     Section 4.01. Additional Closing Conditions. As further conditions to the issuance of the Securities, the following events shall have occurred prior to, or shall occur simultaneously with, the issuance of the Securities:

     (a) execution and delivery of the Transfer Agreement by the parties thereto, and satisfaction of all the conditions set forth therein to the acquisition by the Trustee, on behalf of the Trust, of the Loan Notes and the other property comprising the Trust Estate assigned pursuant to such Transfer Agreement;

     (b) receipt by the Trustee, on behalf of the Trust, of each relevant Loan Note and the other property comprising the Trust Estate;

     (c) execution and delivery of the Liquidity Facility by the parties thereto and satisfaction of all conditions precedent set forth in Section 3.01 of the Liquidity Facility;

     (d)  the Securities shall have been rated "AAA" by the Rating Agency;

     (e) receipt by the Trustee of fees to be paid to the Trustee on the Delivery Date;

     (f) compliance by all parties to the Underwriting Agreement with their respective obligations set forth in the Underwriting Agreement and satisfaction of all conditions precedent set forth in the Underwriting Agreement;

     (g) satisfaction of all conditions precedent set forth in Section 4 of the Guarantee Agreement;

     (h) the Trustee shall have pre-executed and delivered to the Servicer forms of Payment Demand for each Loan Note, substantially in the forms attached as Exhibit C hereto (in respect of the Borrower and Lessee), Exhibit D hereto (in respect of the Industrial and Commercial Bank of China), and Exhibit E hereto (in the case of Eximbank); and

     (i) the legend evidencing the Guarantee shall have been endorsed on all Loan Notes to be assigned to the Trust.

     Section 4.02. Modifications of Trustee Duties; Powers, etc. (a) Except as provided in Sections 4.02(d), (e) and (f), the Trustee will not sell, assign, pledge or otherwise transfer any Loan Note, the Guarantee, the Guarantee Agreement, any Eximbank Payment Certificate, if any, any Transfer Agreement, any other property contained in the Trust

Estate or any interest of the Trust therein, to any Person or Persons, except to a successor trustee as provided in Section 8.10 of the Standard Terms of Trust Agreement, notwithstanding any default under any Loan Note or Guarantee. This
Section 4.02(a) shall not be construed to prohibit transfers of the Securities.

     (b) Notwithstanding any provisions contained in the Standard Terms of Trust Agreement, the Trustee shall not agree to any material amendment, supplement or other modification of a Loan Note, the Loan Agreement, the Lease Agreement, the Mortgage, the Guarantee Agreement, the Securities, the Liquidity Facility or the Transfer Agreement or any waiver of any material provision thereof or consent to any material deviation from the provisions thereof, without the prior written consent of Eximbank and the Borrower (or its designee); and provided further, after the initial issuance of the Securities, the Trustee shall not agree to any material amendment, supplement or other modification of a Loan Note, the Loan Agreement, the Mortgage, the Guarantee Agreement, the Securities, the Liquidity Facility or the Transfer Agreement or any waiver of any material provision thereof or consent to any material deviation from the provisions thereof, if such amendment, supplement or modification would diminish, delay or adversely affect the Distributions which would otherwise be made to the Holders pursuant to the Trust Agreement; and provided further, no such amendment, as evidenced by an Opinion of Counsel, shall cause the Trust to be treated other than as a grantor trust for United States Federal income tax purposes. No amendment or supplement to, and no modification or rescission of, this Trust Agreement which materially adversely affects the Borrower or Eximbank, as determined by written notice to such effect from the Borrower (or its designee) or Eximbank, as the case may be, shall be effective unless approved in writing by the Borrower (or its designee) or Eximbank, as the case may be, nor shall any waiver of any rights under this Trust Agreement which adversely affects in any material respect the interests of the Borrower or Eximbank, as the case may be, be effective against the Borrower or Eximbank, as the case may be, unless such waiver has been approved in writing by the Borrower (or its designee) or Eximbank. The Trustee shall give prior written notice to Eximbank and the Borrower (or its designee) of every proposed amendment, supplement or modification, and every proposed waiver of rights, stating the exact terms thereof. Notwithstanding any provisions contained in the Standard Terms of Trust Agreement, the Trustee shall not agree to any amendment, supplement or other modification of the Standard Terms of Trust Agreement or this Supplement that, as evidenced by an Opinion of Counsel, shall cause the Trust to be treated as other than a grantor trust for United States Federal income tax purposes.

     (c) In addition to the other obligations and duties of the Trustee set forth in the Standard Terms of Trust Agreement and herein, the Trustee shall (or shall cause the Servicer to), subject to Section 8.07(b) of the Standard Terms and Conditions of Trust Agreement and Section 9.1 of the Servicing Agreement:

          (i) promptly prepare (at no additional expense to the Trust or the Borrower) and deliver to the appropriate tax authorities copies of tax filings (including without limitation state income tax returns) for the Trust in accordance with requirements for reporting each Trust as a grantor trust;

          (ii) for so long as the Trust is subject to the reporting requirements of the Exchange Act, cause (at no additional expense to the Trust) an independent certified public accountant approved by Eximbank to audit the books and records of the Trust on an annual basis, such annual audit to be made within 90 days following the end of the calendar year;

          (iii) file (at no additional cost to the Trust) information, documents and other reports with the Commission as may be required under
     Section 13 or 15(d) of the Exchange Act, or, if not required to file information, documents or reports pursuant to either of said Sections, file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
     Section 13 of the Exchange Act in respect of a security listed and registered on a United States national securities exchange as may be prescribed from time to time in such rules and regulations, if applicable; provided, however, the filing requirements of this Section 4.02(c)(iii) shall not apply to the extent that the Trustee is advised by the Commission or its staff or by counsel that any of the foregoing requirements do not apply or if the Trustee is advised in writing by the Division of Corporation Finance or the staff of the Commission that it will not recommend enforcement action if the Trustee does not file any of the foregoing information, documents or reports. The Trustee may retain counsel to meet its obligations under this paragraph and the fees of such counsel shall be an obligation of the Borrower;

          (iv) file (at no additional cost to the Trust) with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Trustee with the conditions and covenants of this Trust Agreement as may be required from time to time by such rules and regulations;

          (v) transmit (at no additional cost to the Trust) by mail to all Holders, as their names and addresses appear in the Register, such summaries of any information, documents and reports required to be filed by the Trustee pursuant to subsections (iii) and (iv) of this Section 4.02(c) as may be required by rules and regulations prescribed from time to time by the Commission;

          (vi) provide to Eximbank, the Borrower, the Lessee, the Liquidity Provider or the Company, as the case may be, any information reasonably requested by any of them in the possession of the Trustee or the Servicer, on behalf of the Trust, concerning the Trust, any Loan Note, the Loan Agreement, the Mortgage, any Transfer Agreement, the Guarantee, the Guarantee Agreement, any Eximbank Payment Certificate, the Securities, the Holders or the compliance by the Trustee with its obligations hereunder or under any of the other documents referred to herein;

          (vii) comply with all obligations of the Trustee contained in the Transfer Agreement which survive the issuance and sale of the Securities to the Underwriter; and

          (viii) send promptly (at no additional cost to the Trust) to any Rating Agency that then maintains a rating for the Securities (a) a copy of the report of the accountants referred to in Section 4.02(c)(ii) hereof, (b) a copy of each notice or report provided by the Trustee to the Holders under this Section and (c) a report describing the occurrence of any of the following events:

               (1)  any change in the Trustee;

               (2) any default by Eximbank in its obligation to make payment pursuant to the Guarantee any default by the Liquidity Provider in its obligations to make payment under the Liquidity Facility, or any default by the Borrower of its obligation to make payments pursuant to a Loan Note;

               (3) thirty days prior to the effectiveness thereof, any amendment to the Trust Agreement, any Loan Note, the Loan Agreement, the Mortgage, the Guarantee, the Guarantee Agreement, the Liquidity Facility, (including any extension of the Expiry Date thereof) the Servicing Agreement or any Transfer Agreement;

               (4)  final payment on the Securities; and

               (5)  any Eximbank Payment Event.

               (d) In accordance with Section 7(b) of the Guarantee Agreement, upon written notification to the Trustee from Eximbank that (i) a Total Loss (as defined in the Guarantee Agreement) has occurred in relation to an aircraft or (ii) a Lease Agreement is terminated due to obsolescence pursuant to Clause 3.03 thereof, and that the other conditions of such
     Section 7(b) have been met, the Trustee shall, in accordance with such
     Section 7(b), tender to Eximbank the relevant Loan Note or Loan Notes (duly endorsed to the order of Eximbank) and the Eximbank Guarantee legend thereon and assign to Eximbank all of its rights with respect to such Loan Note or Loan Notes and under the Guaranteed Loan Agreement with respect thereto and the Transfer Agreement, through an Assignment, and perform all other obligations required under Section 7(b) of the Guarantee Agreement in exchange for the issuance by Eximbank to the Trust of an Eximbank Payment Certificate, which shall be delivered to the Trustee on behalf of the Trust (to be held in trust for the benefit of the Holders) within five Business Days of the fulfillment of the conditions set forth in such Section 7(b).

               (e) In accordance with Section 7(c) of the Guarantee Agreement, if Eximbank accelerates a Loan Note or Loan Notes pursuant to the Guaranteed Loan Agreement due to a non-payment default thereunder and the Borrower makes timely payment of the accelerated amounts to Eximbank, upon receipt of a letter of instruction from Eximbank setting forth such facts, the Trustee shall, in accordance with the letter of instruction, tender to Eximbank the relevant Loan Note or Loan Notes (duly endorsed to the order of Eximbank) and assign to Eximbank its rights with respect to the Loan Note or Loan Notes and under the Guaranteed Loan Agreement with respect thereto and the Transfer Agreement, through an Assignment, in exchange for the issuance by Eximbank to the Trust of an Eximbank

Payment Certificate, which shall be delivered to the Trustee on behalf of the Trust (to be held in trust for the benefit of the Holders) within five Business Days of the fulfillment of the conditions set forth in such Section 7(c).

     (f) In the event of the delivery by the Servicer (in the name and on behalf of the Trustee and the Trust) to Eximbank of any Payment Demand pursuant to the Servicing Agreement, the Trustee shall, upon the written instruction of the Servicer and in accordance with the terms of Section 7(a) of the Guarantee Agreement, tender to Eximbank the relevant Loan Note or Loan Notes (duly endorsed to the order of Eximbank) and assign to Eximbank all of its rights with respect to such Loan Note or Loan Notes, and under the Guaranteed Loan Agreement with respect thereto and the Transfer Agreement, through an Assignment, and perform all other obligations required under Section 7(a) of the Guarantee Agreement (such tender and assignment to Eximbank of a Payment Demand together with the other documents, security and rights described above and performance of all other obligations under Section 7(a) of the Guarantee Agreement is referred to as an "Eximbank Payment Event"), in exchange for the payment by Eximbank of amounts specified in Section 7(b)(ii) of the Guarantee Agreement and the issuance by Eximbank to the Trust of an Eximbank Payment Certificate, which shall be delivered by Eximbank to the Trustee on behalf of the Trust (to be held in trust for the benefit of the Holders).

     (g) The Trustee acknowledges that, notwithstanding any resignation or removal of the Trustee as provided herein and any appointment of a successor Trustee as provided in Section 8.09 of the Standard Terms of Trust Agreement, it may only transfer its rights, duties and obligations as Facility Agent (acquired pursuant to the Transfer Agreement) to another Person with Eximbank's prior written consent pursuant to Section 10(g) of the Guarantee Agreement. If any successor Trustee is not also assigned the rights, duties and obligations of the Facility Agent, the Trust Agreement shall be amended as provided in Section
10.01 of the Standard Terms of Trust Agreement to cure any inconsistencies that may be contained herein with respect to such situation.

     (h) Notwithstanding the rights and powers granted to the Trustee pursuant to the Trust Agreement, so long as the Guarantee remains in effect, neither the Trustee nor the Servicer acting on behalf of the Trustee for the benefit of the Trust is authorized or empowered to proceed against the Borrower without the consent of Eximbank (other than delivery of a Payment Demand hereunder) or accelerate any Loan Note.

     (i) In addition to the obligations and duties of the Trustee contained in the Standard Terms of Trust Agreement, subject to Section 4.02(j) below, the Trustee will enforce, or will cause the Servicer to enforce, on behalf of the Trust, each Loan Note and the Transfer Agreement in accordance with their respective terms and will provide or will cause the Servicer to provide to the Borrower any information reasonably requested by the Borrower or the Lessee to facilitate payment by the Borrower of the Loan Notes. Notwithstanding the preceding sentence, neither the Trustee nor the Servicer shall proceed against the Borrower without the consent of Eximbank (other than delivery of a Payment Demand hereunder) and shall in no event have the right to accelerate payment of any Loan Note. Failure by the

Trustee or the Servicer to take any action to enforce any right under any Loan Note or any Transfer Agreement shall not constitute a waiver of such right.

     (j) Subject to the other duties of the Trustee set forth in the Trust Agreement, if no event of default has occurred and is continuing under the Loan Notes or Loan Documents, the Trustee shall have no responsibility or liability for or with respect to the enforcement of any such Loan Note, Loan Document, the Mortgage or the Guarantee. If no default under an Eximbank Payment Certificate has occurred, the Trustee shall have no responsibility or liability for or with respect to the enforcement of such Eximbank Payment Certificate. Except as provided in subsection (k) of this Section below and except for such liability, if any, as is finally determined to have resulted from the Trustee's gross negligence, willful misconduct or bad faith or its wrongful breach of any of its covenants, agreements and obligations hereunder, (i) no recourse shall be had for any claim based on any provision of this Trust Agreement, the Certificates, the Underwriting Agreement, the Guarantee, the Guarantee Agreement, the Servicing Agreement, the Liquidity Facility or the Transfer Agreement against the Trustee in its individual capacity, (ii) the Trustee shall not have any obligation, liability or duty whatsoever, in its individual capacity, to any Holder or any other Person with respect to any such claim, and (iii) any such claim shall be asserted solely against the Trust.

     (k) In the event that the Servicer shall fail to serve the notices required to be given under Section 3.1 or 3.2 of the Servicing Agreement, the Trustee shall either cause the Servicer to serve such notices or the Trustee itself shall directly serve such notices in accordance with Section 3.1 or 3.2 of the Servicing Agreement, Sections 2.02 and 2.13 of the Liquidity Agreement and the Guarantee Agreement. In the event that, after the occurrence of a default by the Borrower in payment of any installment of principal and/or interest due with respect to a Loan Note on a Note Payment Date, the Guarantee shall terminate with respect to such payment on such Loan Note by reason of
Section 3(d)(i) of the Guarantee Agreement, the Trustee, notwithstanding any provision herein to the contrary and in its individual capacity, shall be irrevocably obligated to pay to the Trust the amount of such installment of principal and/or interest not paid by the Borrower on such Note Payment Date, and for the payment of which Eximbank is no longer obligated, and interest on such installment of principal and/or interest at the Guaranteed Interest Rate with respect to such Loan Note through the date of payment. Such payment shall be made by the Trustee promptly (but within two Business Days) for deposit into the Revenue Account, without a requirement of notice or demand, following any such termination of such Guarantee.

     Section 4.03. Book Entry. Anything in the other provisions of this Trust Agreement to the contrary notwithstanding, beneficial ownership of the Securities in the Initial Amount of $101,672,199.30 will be evidenced by book entry except as provided below in this Section 4.03. For such purpose, effective as of the Delivery Date, the Trustee shall execute and deliver to DTC a single global certificate for the Securities, in substantially the form of Exhibit A hereto, registered in the name of Cede & Co., DTC's nominee, for deposit with DTC. On or prior to the Delivery Date, the Trustee shall enter into the DTC Letter, the terms of which shall take precedence over any provisions in the Trust Agreement to the contrary with respect to the matters to which such terms relate. At any time during the term of the Trust Agreement, the Trustee (with the consent of the Company, and Eximbank, such consents not to be unreasonably withheld or delayed) shall have the right, upon not less than thirty (30) days' notice to DTC, to replace DTC as securities depository for the Securities. In such event, the Trustee (with the consent of the Company, and Eximbank, such consents not to be unreasonably withheld or delayed) will designate a successor securities depository (if such successor depository is reasonably obtainable) for the Securities (or if such successor is not so appointed within 60 days of such notice, Eximbank may designate any legally authorized successor securities depository), subject to the terms and conditions of the Trust Agreement at the expense of the Company; provided that the appointment of such successor securities depository would not cause a reduction, suspension or withdrawal in the Required Rating of the Securities. If no successor depository is so designated, and in no other event, definitive Securities will be issued to the Holders of the Securities.

     Section 4.04. Third-Party Beneficiaries. The provisions of and rights created by the Trust Agreement shall inure to, and are intended for, the benefit of the Holders, the Borrower, Eximbank, the Servicer, the Liquidity Provider, the Company and the Trustee (collectively, the "Beneficiaries"), each to the extent provided herein, and each Beneficiary shall be deemed to be a third-party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have under this Trust Agreement. No provision of this Trust Agreement shall create any rights for or be enforceable by any Person other than a Beneficiary or any other party hereto.

     Section 4.05. Lessee as Designee. Until an event of default has occurred and is continuing under the Loan Notes and the Borrower notifies the Trustee in writing, the Trustee shall be entitled to deem the Lessee as the designee of the Borrower under any of the Trust Documents.

     Section 4.06. Payment of Trustee's Fee. The Trustee hereby acknowledges receipt of the Trustee's Fee, which shall be the sole compensation payable from the Trust Estate to the Trustee for the services to be performed by the Trustee hereunder and the expenses incurred by the Trustee in the performance of such services.

     Section 4.07. Special Redemption. Notwithstanding the provisions of Article Eleven of the Standard Terms of Trust Agreement, the Company shall not be entitled to redeem the Securities under any circumstances.

     Section 4.08. Investment Direction. To the extent that the Trust Agreement provides that investments in Eligible Investments are to be made at the direction of the Company, the Company and the Trustee agree that such direction shall be in writing and substantially in the form attached as Exhibit 4.08 hereto.

     Section 4.09. Bankruptcy Petition against the Company. The Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Securities, it will not institute against, or join any other person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Trust Agreement to be executed on their behalf as of the date first written above.

                                             U.S. TRADE FUNDING CORP.


                                             By:________________________________


                                             LASALLE NATIONAL BANK, as Trustee


                                             By:________________________________


                                             ABN AMRO Bank N.V., as Servicer


                                             By:________________________________


                                             By:________________________________

                               FORM OF SECURITY

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Cede & Co. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                             INITIAL IMPUTED
Certificate No.: 1                           Principal Amount:  $101,672,199.28

Stated Maturity: August 15, 2008             Delivery Date:  October 25, 1996

CUSIP No.:  90338HAC0                        Percentage Interest:     100%

                 6.75% TRADE TRUST CERTIFICATE, SERIES 1996-A

     Evidencing an undivided fractional share in all payments of principal and interest made on two (2) promissory notes (each a "Loan Note"), each dated September 11, 1996 of YA96A Limited (the "Borrower"). The payment of 100% of all scheduled payments of principal and interest due on the Loan Notes is guaranteed by the Export-Import Bank of the United States pursuant to the Guarantee (as hereinafter defined). The Loan Notes and the Guarantee are held in trust by

                        U.S. TRADE TRUST, SERIES 1996-A

     (This Certificate does not represent an obligation of, or guarantee by, the Export-Import Bank of the United States, the Borrower, the Lessee or the Industrial and Commercial Bank of China referenced herein, U.S. Trade Funding Corp. or the Trustee (as defined below). All capitalized terms not defined herein have the meanings assigned to them in the Trust Agreement (as defined below).)

     This certifies that Cede & Co. is the registered owner of an undivided fractional interest in certain payments made on or in respect of the Loan Notes. Each Distribution in respect of the Imputed Principal Amount due on this Certificate on any Payment Date is determined by multiplying the Percentage Interest hereby represented by the payment of principal of the Loan Notes due on such Payment Date. Each Distribution in respect of the Imputed Interest Amount on this Certificate on any Payment Date is determined by multiplying the Percentage Interest hereby represented by the interest due on the outstanding principal amount of the Loan Notes on such Payment Date.

     The Loan Notes will be held in trust by U.S. Trade Trust, Series 1996-A (the "Trust"). The Trust has been created pursuant to the Supplemental Trust Agreement dated as of October 1, 1996 (the "Supplement") among U.S. Trade Funding Corp., a Delaware corporation (the "Company"), the Servicer (as defined below) and LaSalle National Bank, as Trustee of the Trust (the "Trustee"). The Supplement incorporates by reference the Standard Terms and Conditions of Trust Agreement (the "Standard Terms") dated as of January 1, 1995 (the Supplement and the Standard Terms being herein collectively referred to as the "Trust Agreement"). The assets of the Trust include the two (2) Loan Notes transferred to the Trust by the Company, the corresponding rights to receive payment under the Guarantee (as defined below) and the right to make borrowings under an Irrevocable Revolving Credit Agreement dated as of January 1, 1995 among the Company, ABN AMRO Bank N.V. as Lender thereunder (the "Liquidity Provider"), the Servicer and the Trustee (the "Liquidity Facility"). Payments on the Loan Notes are guaranteed by and in accordance with a guaranty (the "Guarantee") issued by the Export-Import Bank of the United States ("Eximbank") as to the payment of the outstanding principal amount of each Loan Note, the accrued interest on the outstanding principal amount of each Loan Note at the Interest Rate (as set forth in the Trust Agreement) and accrued post-maturity interest on any due and unpaid principal of, and any due and unpaid accrued interest on, each Loan Note at said Interest Rate. The Guarantee is backed by the full faith and credit of the United States of America. The Guarantee is issued pursuant to a Guarantee Agreement dated as of

September 11, 1996 (the "Guarantee Agreement") between Eximbank and ABN AMRO Bank N.V., as Facility Agent.

     Collection of payments, certain administrative functions relating to the Loan Notes and certain other specified duties will be performed by ABN AMRO Bank N.V., as Servicer (the "Servicer"), pursuant to the Servicing Agreement dated as of October 1, 1996 among the Company, the Trustee and the Servicer (the "Servicing Agreement"). The Servicing Agreement provides that in the event that payments on the Loan Notes have not been received by the Servicer prior to 1:00 P.M. New York time on any Payment Date, the Servicer, on behalf of the Trust, shall make a demand for immediate payment upon the Liquidity Provider pursuant to the Liquidity Facility.

     The Liquidity Provider is entitled to reimbursement for all amounts drawn under the Liquidity Facility from any amounts subsequently collected by the Servicer or the Trustee pursuant to the Loan Notes or the Guarantee, provided that all scheduled Distributions in respect of the Certificates have been made.

     THE TRUSTEE SHALL IN NO EVENT HAVE ANY RIGHT TO ACCELERATE PAYMENT OF ANY LOAN NOTE. ACCELERATION OF A LOAN NOTE BY EXIMBANK WILL NOT RESULT IN AN ACCELERATION OF THE SCHEDULED DISTRIBUTIONS ON THIS CERTIFICATE.

     To the extent not defined herein, all capitalized terms shall have the meanings assigned to such terms in the Trust Agreement. This Certificate is one of the Pass-through Securities described in the Trust Agreement and is issued under and subject to the terms, provisions and conditions of the Trust Agreement. By acceptance of this Certificate, the holder assents to and becomes bound by the Trust Agreement.

     Except as otherwise provided in the Trust Agreement, Distributions on the Certificates will be made by check mailed to the holder (a "Holder") of record of such Certificate on the

Record Date at the address for such Holder appearing on the Register without presentation or surrender of the Certificate or the making of any notation hereon. Notwithstanding the foregoing, the final distribution on this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in Chicago, Illinois. The Trustee initially designates for this purpose LaSalle National Bank, Attention: Asset-Backed Securities Trust Services, 135 South LaSalle Street, Suite 200, Chicago, Illinois 60603.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate does not purport to summarize all provisions of the Trust Agreement, the Guarantee Agreement, the Servicing Agreement and the Liquidity Facility and reference is made to each of said documents for information with respect to the interest, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Trust Agreement, the Guarantee Agreement, the Servicing Agreement and the Liquidity Facility and all amendments thereof will be provided to any Holder free of charge upon written request to the Trustee at LaSalle National Bank,
Attention: Asset-Backed Securities Trust Services, 135 South LaSalle Street, Suite 200, Chicago, Illinois 60603.

     Unless this Certificate has been executed by the Trustee, by manual or facsimile signature of a duly authorized signatory under the facsimile of its corporate seal and the certificate of authentication hereon has been manually executed by or on behalf of the Trustee, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

     IN WITNESS WHEREOf, the Trustee has caused this instrument to be duly executed under its corporate seal.

                                          U.S. TRADE TRUST, SERIES 1996-A

Date:  October 25, 1996

                                          By:  LaSalle National Bank, as Trustee


                                          By:___________________________________
                                             Its: Vice President

(Seal)

Trustee's Certificate of Authentication
---------------------------------------

This is one of the Securities described in the within-mentioned Trust Agreement.

     By:  LaSalle National Bank, as Trustee


By:________________________________________
        Authorized Officer

                           [Reverse of Certificate]

     This Certificate does not represent an obligation of and is not guaranteed by Eximbank, the Borrower, the Lessee (as defined below), the Industrial and Commercial Bank of China, the Company or the Trustee. This Certificate is limited in right of payment to collections with respect to the Loan Notes, the Liquidity Facility, the Guarantee and the Eximbank Payment Certificates, all as more specifically set forth herein and in the Trust Agreement.

     The aggregate of the scheduled payments on the Loan Notes with respect to each Payment Date (as hereinafter defined) is in an amount sufficient to satisfy the corresponding scheduled Distributions on the Certificates. After the Trust receives payments on the Loan Notes from the Servicer in accordance with the Servicing Agreement, the Trustee will distribute to the Certificateholders from the payments on the Loan Notes the amounts due on the Certificates in accordance with the Trust Agreement.

     Under the terms of the Guarantee Agreement, if the Borrower fails to make a scheduled payment when due of any installment of principal or interest with respect to any Loan Note, and such failure has continued for 30 calendar days, Eximbank, within five Business Days of receipt of a written demand (unless Eximbank determines that additional time is required due to the large number of claims then pending at Eximbank, in which case fifteen (15) Business Days thereafter) for payment by the Trustee (or the Servicer on behalf of the Trustee) on any Business Day subsequent to such 30-day period (and provided that the Trustee has made a written payment demand upon the Borrower, China Yunnan Airlines (the "Lessee") and the Industrial and Commercial Bank of China at least 15 calendar days prior thereto, all pursuant to and in accordance with the terms and provisions of the Guarantee Agreement, and provided further that the Trustee (or the Servicer on behalf of the Trustee) has made the written demand for payment on Eximbank not later than 150 calendar days after the scheduled payment date on such Loan Note) and simultaneously with the tender to Eximbank by the Trustee (or the Servicer on behalf of the Trustee) of the Loan Notes (duly endorsed to the order of Eximbank) and an assignment of all of the Trustee's rights under the Loan Notes and such other documents and security as may be required under the Guarantee Agreement to Eximbank (the "Eximbank Payment Event"), is obligated to pay to the Trust within five Business Days (unless Eximbank determines that additional time is required due to the large number of claims then pending at Eximbank, in which case fifteen (15) Business Days thereafter) of such demand one hundred percent (100%) of all principal and scheduled interest due and unpaid on the Loan Notes, from the original date such amount was due thereon to, but excluding, the actual date of payment by Eximbank (the "Guaranteed Amounts") and deliver an Eximbank Payment Certificate to the Trustee. The Eximbank Payment Certificate will evidence Eximbank's obligation to make timely payments as described in the following sentence. On each subsequent Note Payment Date following the Eximbank Payment Event, the Guarantee Agreement provides that Eximbank will directly and timely pay to the Trustee the Guaranteed Amounts due on the Loan Notes assigned to Eximbank, on each Note Payment Date until the originally scheduled maturity of such Loan Notes (regardless of any acceleration of any Loan Note), without any requirement of further demand on or notice to the Borrower, the Lessee, the Industrial and Commercial Bank of China or Eximbank for such payment. The term "Borrower," as used herein, and in the Trust Agreement, means YA96A Limited.

     Subject to the terms of the Trust Agreement, the Trustee shall make Distributions to the holders of Certificates, on the Payment Dates set forth on
Schedule 1 (or the next following Business Day if such date is not a Business Day, except in the case of the final Payment Date of August 15, 2008, in which case the Payment Date shall be the next preceding Business Day) of each year, in an amount equal to the sum of the Imputed Principal Amount and Imputed Interest Amount shown in the table on
Schedule 1 hereto. To the extent such amounts are received by the Trustee (whether from the Borrower, the Servicer, the Liquidity Provider or Eximbank), the Percentage Interest to which the Holder of record of this Certificate on the Record Date is entitled will be multiplied against such payments and the resulting amount will be distributed to such Holder on such Payment Date. Accordingly, the outstanding Imputed Principal Amount of this Certificate at any time may be less than the initial Imputed Principal Amount set forth on the front hereof.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Holders under the Trust Agreement at any time by the Trustee, with the consent of, inter alia, Holders representing at least 66-2/3% of the aggregate Imputed Principal Amount of the Outstanding Securities and Eximbank. Any such amendment and any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon the Certificate. The Trust Agreement also permits, under certain circumstances, the amendment thereof by the Trustee without the consent of any of the Holders.

     The Certificates are issuable only as registered Certificates without coupons, in denominations of $100,000 and integral multiples thereof, except that one Certificate may be in an amount less than $100,000. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates, of authorized denominations, of like tenor and like aggregate Percentage Interest, all as requested by the Holder surrendering the same.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in Chicago, Illinois accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Thereupon one or more new Certificates, of like tenor and authorized denominations and for the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge may be imposed for any such registration of transfer or exchange but the Trustee or any Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Trustee, the Registrar, if other than the Trustee, any paying agent and any authenticating agent and any agent of any of them may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Registrar, if other than the Trustee, any paying agent, any authenticating agent, or any agent of any such agent shall be affected by notice to the contrary.

     The Trust Agreement shall terminate after the aggregate amount distributed to all Holders equals the full amount due and payable in respect of all the Certificates and all other amounts held by the Trustee have been distributed in accordance with the terms of the Trust Agreement, with certain exceptions set forth in the Trust Agreement.

                                                                      SCHEDULE 1

                        PAYMENT SCHEDULE FOR CERTIFICATE

                                                               REMAINING
                        IMPUTED             IMPUTED         PRINCIPAL BALANCE
 CERTIFICATE           PRINCIPAL            INTEREST         AFTER SCHEDULED
PAYMENT DATE/1/         PAYMENT             PAYMENT             PAYMENT
   2/15/97           $2,817,141.60       $2,096,989.11       $98,855,057.68
   8/15/97           $2,912,220.13       $3,336,358.20       $95,942,837.55
   2/15/98           $3,010,507.55       $3,238,070.77       $92,932,330.00
   8/15/98           $3,112,112.19       $3,136,466.13       $89,820,217.81
   2/15/99           $3,217,145.97       $3,031,432.35       $86,603,071.84
   8/15/99           $3,325,724.65       $2,922,853.67       $83,277,347.19
   2/15/00           $3,437,967.85       $2,810,610.47       $79,839,379.34
   8/15/00           $3,553,999.27       $2,694,579.06       $76,285,380.07
   2/15/01           $3,673,946.75       $2,574,631.58       $72,611,433.32
   8/15/01           $3,797,942.45       $2,450,635.87       $68,813,490.87
   2/15/02           $3,926,123.00       $2,322,455.32       $64,887,367.87
   8/15/02           $4,058,629.66       $2,189,948.66       $60,828,738.21
   2/15/03           $4,195,608.41       $2,052,969.91       $56,633,129.80
   8/15/03           $4,337,210.19       $1,911,368.13       $52,295,919.61
   2/15/04           $4,483,591.04       $1,764,987.29       $47,812,328.57
   8/15/04           $4,634,912.23       $1,613,666.09       $43,177,416.34
   2/15/05           $4,791,340.53       $1,457,237.80       $38,386,075.81
   8/15/05           $4,953,048.26       $1,295,530.06       $33,433,027.55
   2/15/06           $5,120,213.64       $1,128,364.68       $28,312,813.91
   8/15/06           $5,293,020.86         $955,557.47       $23,019,793.05
   2/15/07           $5,471,660.31         $776,918.01       $17,548,132.74
   8/15/07           $5,656,328.84         $592,249.48       $11,891,803.90
   2/15/08           $5,847,229.94         $401,348.38        $6,044,573.96
   8/15/08           $6,044,573.96         $204,004.37                $0.00



__________________________
/1/ If not a Business Day, the next following Business Day except in the case of August 15, 2008, in which event the next preceding Business Day.

                                  ASSIGNMENT

     For value received the undersighed, subject to the provisions of Article 3 of the Trust Agreement, sells, assigns and transfers unto (name, address including zip code and taxpayer I.D. or Social Security number of assignee)_____

________________________________________________________________________________

________________________________________________________________________________

the within Certificate and does hereby irrevocably constitute and appoint

___________________________________________________________________________

attorney to transfer the said Certificate on the books kept for registration thereof with full power of substitution on the premises.

Dated:  _____________________________

                                        _____________________________________
                                        Signature by or on behalf of assignor

                                                                       EXHIBIT B


                          SERVICER REMITTANCE REPORT
                         For the [     ] Payment Date


I.   AMOUNT SCHEDULED TO BE PAID ON CERTIFICATES ON CURRENT PAYMENT DATE

     A.   Imputed Principal                                          $__________
     B.   Imputed Interest                                           $__________
     C.   Total (IA + IB)                                            $__________

II. AMOUNTS COLLECTED DURING COLLECTION PERIOD AND AVAILABLE FOR DISBURSEMENT FROM REVENUE ACCOUNT

     A. In respect of Loan Note dated October 25, 1996 in principal amount of $50,952,326.31 ("Note A")

          1.  Interest allocable to current Collection Period        $__________

          2.  Principal allocable to current Collection Period       $__________

          3.  Total for current Collection Period (IIA1 + IIA2)      $__________

          4.  Defaulted interest received in current Collection
              Period relating to shortfalls from prior Collection
              PERIOD

              a. $_______ of IIA4 represents "default interest" on unpaid principal and unpaid interest

          5.  Defaulted principal received in current Collection
              Period relating to shortfalls from prior Collection
              Period

     B. In respect of Loan Note dated October 25, 1996 in principal amount of $50,719,872.97 ("Note B")

          1.  Interest allocable to current Collection Period        $__________

          2.  Principal allocable to current Collection Period       $__________

          3.  Total for current Collection Period (IIB1 + IIB2)      $__________

          4.  Defaulted interest received in current Collection
              Period relating to shortfalls from prior Collection
              Period                                                 $__________

              a. $_______ of IIB4 represents "default interest" on unpaid principal and unpaid interest

          5.  Defaulted principal received in current Collection
              Period relating to shortfalls from prior collection
              Period                                                 $__________

     C.   Shortfall for current Collection Period (IC less sum of
          IIA3 + IIB3)                                               $__________

          1.  $_______ attributable to Loan A

          2.  $_______ attributable to Loan B

     D.   Amount realized from Liquidity Facility (or Liquidity
          Account, if applicable) in respect of current Collection
          Period shortfall (applies only if Eximbank Payment Event
          has not yet occurred) (if applicable, should equal
          amount in IIC)                                             $__________

          1.  $_______ allocable to interest shortfall

          2.  $_______ allocable to principal shortfall

     E.  Amount realized from Eximbank Guaranty pursuant to Payment Demand

          1.  Amounts paid by Eximbank in respect of initial
              Payment Demand (applies only to initial shortfall
              from prior Collection Period previously covered
              by Liquidity Facility or Liquidity Account drawing)    $__________

              a.  $_______ allocable to interest

              b.  $_______ allocable to principal

              c.  $_______ allocable to default interest

          2.  Amount realized from Eximbank in respect of
              Eximbank Payment Certificates                          $__________

              a.  $_______ allocable to interest on Note A

              b.  $_______ allocable to interest on Note B

              c.  $_______ allocable to principal on Note A

              d.  $_______ allocable to principal on Note B

III. AMOUNTS DISBURSED FROM REVENUE ACCOUNT ON SPECIAL PAYMENT DATE (IF APPLICABLE) OCCURRING ON [___] DURING CURRENT COLLECTION PERIOD

     A.   Principal amount of previous Advance under outstanding
          Liquidity Facility (or from Liquidity Account, if
          applicable)                                                $__________

     B.   Interest on unreimbursed Advances to Special Payment
          Date                                                       $__________

     C.   Total owed to Liquidity Provider as of Special Payment
          Date (IIIA + IIIB)                                         $__________

     D.   Amount that was distributed from Revenue Account to
          Liquidity Provider on Special Payment Date (sum of
          IIA4 (including IIA4a), IIA5, IIB4 (including IIB4a),
          IIB5, IIE1) (must equal amount in IIIC, otherwise
          conditions permitting Special Payment Date to occur
          not met)                                                   $__________

IV. AMOUNTS TO BE DISBURSED FROM DISTRIBUTION ACCOUNT TO SUB-ACCOUNTS THEREOF (I.E. PAYMENT ACCOUNTS) ON CURRENT PAYMENT DATE

     A.   To Level 1 Interest Account, from amounts in IIA1,
          IIB1, IID1, IIE2a and/or b, c, d                           $__________

     B.   TO Level 1 Principal Account, from amounts in IIA2,
          IIB2, IID2, IIE2e and/or f, g, h                           $__________

V. AMOUNTS TO BE DISBURSED FROM PAYMENT ACCOUNTS TO CERTIFICATEHOLDERS ON CURRENT PAYMENT DATE

     A.   From Level 1 Interest Account (same as amount in IVA)      $__________

     B.   From Level 1 Principal Account (same as amount in IVB)     $__________

                                                                       EXHIBIT C


                      BORROWER AND LESSEE PAYMENT DEMAND

                                                              ____________, ____

YA96A Limited
P.O. Box 309
Ugland House
South Church Street
Grand Cayman
Cayman Islands
British West Indies

China Yunnan Airlines
Wu Jia Ba Airport
Kunming, Yunnan
People's Republic of China



Gentlemen:

     The undersigned hereby notifies you of a payment default under the Promissory Note[s] dated __________________, 1996 (the "Promissory Note[s]") executed by YA96A Limited and assigned to the Trust referred to below by U.S. Trade Funding Corp., as transferee of ABN AMRO Bank N.V.

     The undersigned further notifies you that $__________ of principal, $__________ of interest and $__________ of post-maturity interest on the Promissory Note[s] remain unpaid as of the date hereof (but not including such date), which amounts represent the unpaid amount in respect of the $__________ payable on the Note Payment Date occurring on __________, ____. The undersigned hereby demands immediate payment in full of such amounts in immediately available funds.

     This notice is being provided by the undersigned on behalf of U.S. Trade Trust, Series 1996-A and constitutes a "Payment Demand" referred to in the Trust Agreement.

                                        Very truly yours,

                                        LaSalle National Bank, as Trustee


                                        By:_____________________________________
                                           Title:

                                                                       EXHIBIT D


             DEMAND ON THE INDUSTRIAL AND COMMERCIAL BANK OF CHINA


To:       The Industrial and Commercial Bank of China

          15 Cuiwei Road
          Haidian District
          Beijing 100036
          People's Republic of China
          Via Telecopy:  011-86-10-68217273

cc:       China Yunnan Airlines
          Wu Jia Ba Airport
          Kunming, Yunnan
          People's Republic of China
          Via Telecopy:  011-86-(871) 717-1521

          Export-Import Bank of the United States
          811 Vermont Avenue, N.W.
          Washington, D.C.  20571
          Attention:  Vice President - Aircraft Finance Division
          Via Telecopy:  202-565-3558

From: LaSalle National Bank, as Trustee, on Behalf of the Export-Import Bank of the United States

Date:     ____________

     Re:  Demand for payment under the letter agreement dated __________,
           ______, pursuant to the loan agreement dated as of __________,
         ______, in connection with the Eximbank supported financing by certain lenders for Two (2) Boeing 767-300 aircraft for China Yunnan Airlines -
                        Eximbank Guarantee No. APO70425
         -----------------------------------------------------------------------

     You are hereby notified that a payment of _____________ in an amount equal to $_______________ (the "Defaulted Amount") that was required to be made by China Yunnan Airlines under the Aircraft Lease Agreement dated August 27, 1996 between YA96A Limited, and China Yunnan Airlines was not received when due on
__________________.

     The defaulted amount is guaranteed to Eximbank by The Industrial and Commercial Bank of China pursuant to the Letter Agreement referred to above. We hereby demand, on behalf of Eximbank, that The Industrial and Commercial Bank of China immediately pay, via wire transfer of immediately available funds, the defaulted amount (plus default interest thereon calculated at ___% per annum through the date of payment) to the following account:

     Name of Account:         ___________________
     Number of Account:       ___________________
     Location of Account:     ___________________
                              ___________________
                              ___________________
     Other Specific Wire
      Transfer Instructions:  ___________________
     Reference:               China Yunnan Airlines/YA96A Limited -
                              Lease No. ____________
                              (ABN AMRO Bank N.V.)

     Thank you for your prompt attention to this matter. If you have any questions, please telecopy the Corporate Trust Department of LaSalle National Bank at _________________ or telephone the Corporate Trust Department of LaSalle National Bank at ________________.

                                        LaSalle National Bank, as Trustee



                                        By______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                                                       EXHIBIT E


                            EXIMBANK PAYMENT DEMAND
                           FOR EACH PROMISSORY NOTE

                                                             ____________, _____

Export-Import Bank of the United States
811 Vermont Avenue, N.W.
Washington, D.C. 20571

Reference:  U.S. Trade Trust, Series 1996-A Eximbank
            Guarantee No. APO70425

Attention:  Vice President - Contract Administration

Gentlemen:

     Pursuant to Section 7 of the Guarantee Agreement dated as of September 11, 1996 (the "Guarantee Agreement") between you and ABN AMRO Bank N.V. ("ABN AMRO"), the undersigned (as a successor Agent pursuant to Section 10(g) of the Guarantee Agreement and as Trustee under the Trust Agreement) in its capacity as Facility Agent under the Guarantee Agreement and on behalf of the Trust referred to below, hereby notifies you of a payment default under Promissory Note due __________________ in the original aggregate principal amount of $_______________ in respect of ___________________________, MSN _______ dated
____________________, 1996 (the "Promissory Note(s)") executed by YA96A Limited (the "Borrower"), in favor of the Trust referred to below (as successor by assignment to the Company).

     Name of Noteholder: U.S. Trade Trust, Series 1996-A.

     The undersigned notifies you that on the Payment Date (as defined in the Declaration of Trust as defined in the Guarantee Agreement) occurring on __________, ____, $__________ of principal and $__________ of interest was due on the Promissory Note and as of the date hereof $__________ in respect thereof has been received by the Noteholder. As of the date hereof (but not including such date), $__________ of principal, $__________ of interest and $__________ of post-maturity interest calculated at the applicable Guaranteed Interest Rate on the Promissory Note remain unpaid, all as calculated in accordance with the Guarantee Agreement. [As of the date hereof (but not including such date), $_________ of principal and $_________ of interest remain unpaid pursuant to a Liquidity Advance made as a result of a payment default under the above described Promissory Note, all as calculated in accordance with the Guarantee Agreement.]. The undersigned hereby demands payment in full of the unpaid amount of principal and interest on the Promissory Note specified in the preceding sentence until the date of payment thereof by you in accordance with the provisions of the Guarantee Agreement. The Installment Payment Method is applicable in accordance with the provisions of the Guarantee Agreement.

     The undersigned hereby certifies that (1) written payment demands (a true and complete copy of each of which is enclosed) were made by undersigned on the Borrower, the Company and the Industrial and Commercial Bank of China at least 15 calendar days prior to the date of this letter, and (2) the payment demand made on Eximbank in this letter is being made more than thirty (30) calendar days but not later than 150 calendar days from the Payment Date for which payment has not been received by the Noteholder referenced above.

     We undertake, on behalf of the Trust, to provide to you the following documents: (a) the Promissory Note endorsed without recourse to the order of Eximbank and an assignment of rights thereunder of the Noteholder to Eximbank in the form of Annex C to the Guarantee Agreement; and (b) assignment of rights to Eximbank of the undersigned under the Loan Agreement with respect to such Promissory Note and, to the extent that such right, title and interest relates to the Guaranteed Amount or any security therefor, under the other Operative Documents (as defined in the Guarantee Agreement), excluding from such assignment the items set forth in clauses (i) and (ii) of the last paragraph of
Section 6 of the Guarantee Agreement.

     This notice is being provided on behalf of the Holder and constitutes a demand referred to in Sections 6 and 7 of the Guarantee Agreement.

                                        Very truly yours,

                                        LASALLE NATIONAL BANK,
                                          as Successor Facility Agent

                                        By:_____________________________________

                                        Title:__________________________________

                                                                       Exhibit F


                                FORM DTC LETTER

                     BOOK-ENTRY-ONLY CORPORATE DEBT ISSUES

                           Letter of Representations

                     [To be Completed by Issuer and Agent]

                        U.S. Trade Trust, Series 1996-A
                     -------------------------------------
                                [Name of Issuer]

                             LaSalle National Bank
                     -------------------------------------
                                [Name of Agent]

                                                             October 23, 1996
                                                          ----------------------
                                                                  (Date)

Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street; 49th Floor
New York, NY  10041-0099


          Re:  Trade Trust Certificates, Series 1996-A
              --------------------------------------------------
               $101,672,199.30 Maturity August 15, 2008
              --------------------------------------------------

              --------------------------------------------------
                              [Issue Description]

Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Agent will act as trustee, paying agent, fiscal agent, or other agent of Issuer with respect to the Securities. The Securities will be issued pursuant to a trust indenture, resolution, or other such document authorizing the issuance of the Securities dated as of October 1, 1996 (the "Document"). ABN AMRO Securities (USA) Inc. is distributing the Securities
------------------------------
        ("Underwriter")
through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

     1. Prior to closing on the Securities on October, 1996, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
          DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

     3. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at
(516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

          Manager; Call Notification Department
          The Depository Trust Company
          711 Stewart Avenue
          Garden City, NY  11530-4719

     4. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

          Manager; Reorganization Department
          Reorganization Window
          The Depository Trust Company
          7 Hanover Square; 23rd Floor
          New York, NY  10004-2695

     5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     6. In the event of a change in the interest rate, Agent shall send notice of such change to Standard & Poor's Corporation. Such notice, which shall also include Agent contact's name and telephone number, shall also be sent to DTC's Dividend Department either by telecopy to (212) 709-1723, or if by mail or by any other means to:

          Manager; Announcements
          Dividend Department
          The Depository Trust Company
          7 Hanover Square; 22nd Floor
          New York, NY  10004-2695

     7. Agent must provide DTC, no later than noon (Eastern Time) on the payment date, CUSIP numbers for each issue for which payment is being sent, as well as the dollar amount of the payment for each issue. Notification of payment details should be sent using automated communications.

     8. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds, no later than 2:30 p.m. (Eastern Time) on each payment date (in accordance with existing arrangements between Issuer or Agent and DTC). Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

          The Chase Manhattan Bank
          ABA 021000021
          For credit to A/C The Depository Trust Company
          Dividend Deposit Account 066-026776

Issuer or Agent shall provide interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer agrees that it or Agent shall provide this information directly to DTC in advance of the interest record date as soon as the information is available. This information should be conveyed directly to DTC electronically. If electronic transmission is not available, absent any other arrangements between Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

          Manager; Announcements
          Dividend Department
          The Depository Trust Company
          7 Hanover Square; 22nd Floor
          New York, NY  10004-2695

     9. DTC shall receive maturity and redemption payments allocated with respect to each CUSIP number on the payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Agent and DTC, such payments shall be wired as follows:

          The Chase Manhattan Bank
          ABA 021000021
          For credit to A/C The Depository Trust Company
          Redemption Account 066-027306

in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS Paying Agent Operating Procedures, a copy of which has previously been furnished to Agent.

     10. DTC shall receive all reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) on the first payable date in same-day funds by 2:30 p.m. (Eastern Time). Absent any other arrangements between Agent and DTC, such payments shall be wired as follows:

          The Chase Manhattan Bank
          ABA 021000021
          For credit to A/C The Depository Trust Company
          Reorganization Account 066-027608

     11. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     12. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     13. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     14. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     15. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

     16. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.


NOTES:
-----

A. If there is an Agent (as defined in this Letter of Representations), Agent, as well as Issuer, must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC and certain related matters.

                                       Very truly yours,





                                            U.S. Trade Trust, Series 1996-A
                                       -----------------------------------------
                                                        (Issuer)



                                       By:
                                          --------------------------------------
                                            (Authorized Officer's Signature)


                                                LaSalle National Bank
                                       -----------------------------------------
                                                         (Agent)



                                       By:
                                          --------------------------------------
                                             (Authorized Officer's Signature)


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By:
   --------------------------

cc:  Underwriter
     Underwriter's Counsel

                                                                      SCHEDULE A
                                                                      ----------

                        U.S. Trade Trust, Series 1996-A
     ---------------------------------------------------------------------


                    $101,672,199.30 Maturity August 15, 2008
     ---------------------------------------------------------------------
                                (Describe Issue)


    CUSIP Number    Principal Amount      Maturity Date     Interest Rate
    -----------     ----------------      -------------     -------------
     90338HAC0       $101,672,199.30     August 15, 2008         6.75%

                                                                      SCHEDULE B
                                                                      ----------

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------
 (Prepared by DTC-bracketed material may be applicable only to certain issues)

     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participant, include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/DTC Remarketing] Agent's account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                 EXHIBIT 4.08

                         FORM OF INVESTMENT DIRECTION

                                   [To Come]

                           SCHEDULE 1 TO SUPPLEMENT


LOAN

     Aggregate Principal Amount:  $101,672,199.28
     Lender:  ABN AMRO Bank N.V.
     Borrower:  YA96A Limited

LOAN NOTES

     Note issued by Borrower to Lender dated October 25, 1996 in principal amount of $50,952,326.31
     #1

     Note issued by Borrower to Lender dated October 25, 1996 in principal amount of $50,719,872.97
     #2

LOAN DOCUMENTS

     Guaranteed Loan Agreement, dated as of August 27, 1996 by and among YA96A
          Limited, as Borrower, ABN AMRO Bank N.V., as Facility Agent , the Lenders named therein, the Export-Import Bank of the United States and Wilmington Trust Company.

     Guarantee Agreement, dated as of September 11, 1996 between Export Import
          Bank of the United States and ABN AMRO Bank N.V., as Facility Agent.

     Loan Notes (described above)

     Liquidity Facility dated as of January 1, 1995 by and among the Company, the Liquidity Provider, the Servicer and the Trustee.

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